LOAN AGREEMENT

This Loan Agreement (the “Agreement”), effective as of September 18, 2012 (the “Effective Date”), is entered into by and among AccelPath, Inc., a Delaware corporation (the “Company”), Digipath Solutions, LLC (“Digipath”) and the member of Digipath, Rishi Reddy (the “Lender”).

PRELIMINARY STATEMENT

WHEREAS, the Company is acquiring all of the outstanding  Equity Interest of Digipath pursuant to the Equity Purchase Agreement among the Company, Digipath and the member of Digipath dated the date hereof (the “Equity Purchase Agreement”) and part of the consideration for the acquisition is the issuance of convertible promissory note in the aggregate principal amount of $1,050,000; and

WHEREAS, Lender is willing to make such loan under the terms and conditions set forth in this Agreement, together the Equity Purchase Agreement and the unsecured convertible promissory note of the Company attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the premises and promises set forth in this Agreement, the parties hereto agree as follows:

1.  The Loan

1.1

The Loan.  Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Equity Purchase Agreement. Subject to the terms and conditions of this Agreement and the Equity Purchase Agreement as well as the representations and warranties made therein and the prior satisfaction of the conditions precedent set forth in the Equity Purchase Agreement, the Lender agrees to make the loan the “Loan”) in an aggregate principal amount set forth opposite the name of the Lender on Exhibit A hereto (each such amount being hereinafter referred to as such Lender’s “Commitment”) to the Company at the Closing.

1.2

The Notes.  The Loan made by the Lender shall  be evidenced by an unsecured convertible promissory note of the Company (the “Note”) in principal face amount of the Loan, payable to the order of the  Lender and otherwise substantially in the form attached hereto as Exhibit B.

1.3

Interest.  The Company will pay interest on the unpaid principal balance of the Loan, accrued from the date such Loan is first made hereunder, until the principal amount thereof is paid in full, at a rate of 5% per annum and in accordance with such other terms specified in the Note. Interest shall be computed on the basis of a 365-day year for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. At the option of the Company, the accrued interest shall be paid in either cash or Common Stock as provided in Section 1.4, provided however that in no event shall the cash portion be less than 30% of any interest payment.

1.4

Principal and Interest Repayment.  Subject to Section 2, the outstanding principal balance of the Note, together with all accrued and unpaid interest thereon, shall be payable in full on the earlier to occur of (i) March 18, 2014, 18 months from the Effective Date (the “Maturity Date”), (ii) the occurrence of an Event of Default (defined herein), or (iii) the occurrence of a Change of Control (defined herein) (collectively, the “Due Date”); provided that the Company shall extend the Maturity Date with the written consent of the Lender. Subject to Section 1.3, if the Company elects to pay all or a portion of the accrued interest in shares of Common Stock, the number of shares of Common Stock of the Company to be issued to the Lender shall be determined by dividing (i) the unpaid accrued interest on the Note being converted by (ii) the Per Share Market Price (defined herein) on the Trading Day immediately prior to the Due Date; provided the Per Share Market Price shall not be less than $0.065 per share. The Company agrees to prepay a portion of the principal and accrued and unpaid interest thereon on a monthly basis depending on the EBITDA generated by the assets acquired from Digipath pursuant to the Equity Purchase Agreement in accordance with the following formula: If such EBITDA is $50,000 or lower, 35% of such EBITDA will be applied to the prepayment of the principal and accrued interest; if such EBITDA is greater than $50,000, 50% of such EBITDA will be applied to the prepayment of the principal and accrued interest. The prepayment will be made thirty (30) days after the monthly EBITDA is calculated. With respect to the Company’s calculation of EBITDA for purposes of this Section, the Company hereby agrees that the operating expenses used therein shall be commensurate with the business generated by the assets acquired from Digipath pursuant to the Equity Purchase Agreement.

2.  Conversion

2.1

Conversion at Option of Lender.  At the option of the Lender, the entire outstanding principal amount of the Note shall be convertible upon surrender to, and cancellation thereof by, the Company into shares of Common Stock, at any time and from time to time, from and after the issuance of the Note determined by dividing (i) the entire outstanding principal amount of the Note by (ii) the Per Share Market Price (defined below) on the Trading Day (defined below) immediately prior to the Company’s receipt of the Conversion Notice (defined below); provided in no event shall the Per Share Market Price be less than $0.065 per share.

2.2.

Conversion on the Event of Default or Change of Control.  If (i) an Event of Default (defined herein) has occurred and remains uncured beyond any applicable cure period, or (ii) a Change of Control has occurred, and the Lender elects to convert all amounts due under the Note, then, upon notice to the Company of such election and upon surrender to, and cancellation thereof by, the Company, the entire outstanding principal amount shall be converted into the number of shares of Common Stock of the Company determined by dividing  (i) the entire outstanding principal amount of the Note by (ii) the Per Share Market Price on the Trading Day immediately prior to the Company’s receipt of the Conversion Notice; provided the Per Share Market Price shall not be less than $0.065 per share.

2.3

[Reserved]

2.4

Mechanics and Effect of Conversion.  The conversion of the outstanding principal amount of the Note is subject to the following provisions:

(a)

The Lender shall effect a conversion by surrendering to the Company or its transfer agent the original Note, duly endorsed, together with a completed form of conversion notice attached hereto as Exhibit B (the “Conversion Notice”).  Each Conversion Notice shall specify the principal amount to be converted and once given, shall be irrevocable. Not later than five (5) Trading Days after the Company’s receipt of the Conversion Notice, as the case may be, the Company will deliver to the Lender a certificate or certificates representing the number of shares of Common Stock being issued upon the conversion of the outstanding principal amount of the Notes.  The Lender agrees that if the Company delivers a Conversion Notice, it shall surrender to the Company or its transfer agent the original Note, duly endorsed within five (5) Trading Days and the Company will deliver to the Lender a certificate or certificates representing the number of shares of Common Stock being issued upon the conversion of the outstanding principal amount of the Note within five (5) Trading Days of receipt of the original Note.

(b)

The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of outstanding principal amount and unpaid accrued interest on the Note, as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the Lender, not less than 100% of such number of shares of Common Stock as shall be issuable upon the conversion of the Notes hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized, issued and fully paid and non-assessable.

(c)

 Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted and unless waived by the Lender, make a cash payment in respect of any final fraction of a share based on the Per Share Market Price at such time.  If the Company elects not, or is unable, to make such cash payment, the Lender shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(d)

The issuance of certificates for shares of Common Stock on conversion of the Note shall be made without charge to the Lender thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Lender of the Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)

Upon conversion of the Note, the Company will be forever released from all of its obligations and liabilities under the Note with regard to that portion of the principal amount and accrued interest being converted including, without limitation, the obligation to pay such portion of the principal amount and accrued interest.

2.5

Definitions.  For the purposes hereof, the following terms shall have the following meanings:

(a)

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(b)

“Change of Control” shall mean any one of the following events:

(i)

the acquisition by any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934) of any amount of the Company’s Common Stock so that it holds or controls fifty percent (50%) or more of the Company’s Common Stock;

(ii)

a merger or consolidation after which fifty percent (50%) or more of the voting stock of the surviving corporation is held by persons who were not stockholders of the Company immediately prior to such merger or consolidation;

(iii)

the sale or disposition by the Company of all or substantially all of the Company’s assets to an entity in which immediately after such sale or disposition, the Company’s stockholders hold less than 50% of the combined voting power of such entity’s outstanding securities;

(iv)

such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means a member of the Board who was a member of the Board on the date of the execution of this Agreement; or

(v)

approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)

“Closing Bid Price” shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the OTC Bulletin Board or such other exchange or trading facility on which the Common Stock is traded.

(d)

“Common Stock” means the common stock, $.001 par value per share, of the Company, and stock of any other class into which such shares may hereafter have been reclassified or changed.

(e)

“Per Share Market Price” means on any particular date (a) the Closing Bid Price per share of the Common Stock on such date on the OTC Bulletin Board or other principal stock exchange or quotation system on which the Common Stock is then listed or quoted or if there is no such price on such date, then the Closing Bid Price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any stock exchange or quotation system, the Closing Bid Price for a share of Common Stock in such other over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices, then the "Pink Sheet" quotes for the relevant date, as determined in good faith by the Board of Directors, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined in good faith by the Board of Directors.

(f)

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

3.  Default

3.1

Events of Default.  The Company shall be in default if any one or more of the following events (each an “Event of Default”) occurs:

(a)

Payments.  The Company fails to pay the principal of or interest on the Note when due and payable, or any other amount payable under the Note and such failure continues for five (5) Business Days after receipt of written notice thereof from the Lender.

(b)

Bankruptcy.  The Company generally fails to pay its debts as its debts become due, is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of ninety (90) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for the Company or any substantial part of the property of the Company is appointed, or if any such receivership or trusteeship continues undischarged for a period of ninety (90) days.

(c)

Covenants.  The Company fails to observe or perform any term, condition or covenant contained in this Agreement or the Note or the Equity Purchase Agreement, and such failure continues for fifteen (15) Business Days after receipt of written notice thereof from the holders of a majority of the principal amount of the Note then outstanding.

(d)

Misrepresentations.  Any representation made by the Company in the Equity Purchase Agreement shall have been incorrect in any material respect when made.

3.2

Termination upon Default.  In every event set forth in subsections 3.1(a)-(d) above, upon the written notice of the Lenders, subject to Section 3.3 below, the outstanding principal amount of and any unpaid accrued interest on the Note shall, at the option of the

Lender, (a) become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company or (b) be converted pursuant to Section 2.2 above. Upon the occurrence of an Event of Default, the Company hereby agrees to pay all reasonable costs which may be incurred by the Lender in enforcing their rights under this Agreement or the Note.

3.3

Notwithstanding the foregoing, if the event set forth in subsection 3.1 (a) occurs, the parties hereto agree that (i) the Note shall be automatically adjusted to increase the interest rate paid thereunder from a rate of 5% per annum to 10% per annum commencing after the stated cure period in subsection 3.1(a) above, and (ii) 70% of EBITDA generated by the assets acquired from Digipath pursuant to the Equity Purchase Agreement will be applied to the prepayment of the principal and accrued interest on a monthly basis.

4. Change of Control

4.1

Termination upon Change of Control. In the event of a Change of Control, upon written notice by the Company of the occurrence thereof to the Lender, the outstanding principal amount of and any unpaid accrued interest on the Note shall, at the option of the Lender, (a) become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company or (b) be converted pursuant to Section 2.2 above.

5.  Miscellaneous

5.1

Amendments.  No amendment, modification, termination or waiver of this Agreement or any provision hereof nor any consent to any departure by the Company herefrom shall be effective unless the same is in writing and signed by the Lender and the Company and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.2

Governing Law.  This Agreement and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the State of Delaware.

5.3

Notices.  All notices, requests, demands, directions, declarations and other communications between the Lender and the Company provided for in this Agreement, except as otherwise expressly provided, shall be mailed by registered or certified mail, return receipt requested, or by overnight courier or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto.  The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax delivered in hand, or by overnight courier be effective when sent.  Any party may change its address by a communication in accordance herewith.

5.4

Severability.  The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

5.5

Counterparts.  This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.6

Entire Agreement.  This Agreement, together with Equity Purchase Agreement, the Related Agreements and the Note, embody the entire agreement and understanding between the Company and the Lender and supersede all prior agreements and understandings between the Company and the Lender relating to the subject matter thereof.

5.7

Expenses.  Each party hereto shall be responsible for their own expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Note and all related instruments and documents executed and delivered in connection herewith.

5.8

WAIVER OF JURY TRIAL.  THE LENDER AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

5.9

Further Assurances.  The Company, at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as the Lender may reasonably require, including, without limitation, obtaining governmental and other third party consents and approvals.

5.10

Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns, subject to Section 4.14 of the Equity Purchase Agreement.

5.11

Maximum Rate.  All agreements between the Company and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof.  If, from any circumstance whatsoever, fulfillment of any provision hereof or the Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between the Company and the Lender.

5.12

Conflict. If there are any conflicts between the terms set forth in this Agreement and the Equity Purchase Agreement, the terms and conditions of the Equity Purchase Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed on the date first above written.

COMPANY:

AccelPath, Inc.

By:	/s/Shekhar Wadekar
Name: Shekhar Wadekar
Title: President

LENDER:

By:	/s/ Rishi Reddy
Name: Rishi Reddy
Title:
Address:

EXHIBIT A

LENDER’S COMMITMENT

Lender Name and Address	Commitment (US $)
Rishi Reddy	$1,050,000

TOTAL

EXHIBIT B

NOTICE OF CONVERSION

(To be executed by the registered holder to convert the outstanding principal of the Notes dated September18, 2012 or the Company if it is electing to convert the outstanding principal of the Notes)

The undersigned hereby elects, in accordance with the terms and conditions of the Loan Agreement dated September18, 2012 and the Promissory Note dated September18, 2012 (the “Note”), to convert the outstanding principal amount of the Note into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of AccelPath, Inc. (the “Company”), as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to effect conversion

Amount of principal to be converted

Number of shares of Common Stock to be issued

Applicable conversion price

Name of Holder

Address of Holder

Authorized Signature